As filed with the Securities and Exchange Commission on August 11, 2023

Registration No. 333-269228

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sitio Royalties Corp.

(Exact name of registrant as specified in its charter)

Delaware	88-4140242
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1401 Lawrence Street, Suite 1750

Denver, Colorado 80202

(720) 640-7620

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Brett Riesenfeld

Executive Vice President, General Counsel and Secretary

1401 Lawrence Street, Suite 1750

Denver, Colorado 80202

(720) 640-7620

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott D. Rubinsky

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On June 14, 2023, Sitio Royalties Corp. (the “Company”) and Sitio Royalties Operating Partnership, LP (“OpCo”) issued 2,508,490 shares of Class C common stock, par value $0.0001 per share, of the Company (the “Class C common stock”) and 2,508,490 common units representing limited partner interests in OpCo (the “OpCo Units”), in exchange for certain mineral and royalty interests (the “Sierra Acquisition”). Pursuant to the Second Amended and Restated Agreement of Limited Partnership of OpCo, dated as of June 7, 2022, amended as of December 28, 2022 and again amended as of June 14, 2023 (as amended, the “OpCo LPA”), the OpCo Units are redeemable on a one-for-one basis for shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”) at the option of the holder, subject to the terms of the OpCo LPA. Upon the redemption by any holder of OpCo Units for shares of Class A common stock, a corresponding number of shares of Class C common stock held by such holder will be canceled.

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-269228), which became automatically effective upon filing with the U.S. Securities and Exchange Commission on January 13, 2023, is being filed to include the securities issued in the Sierra Acquisition and certain additional selling stockholders or their permitted transferees pursuant to that certain Registration Rights Agreement, dated as of June 14, 2023, by and among us and the other parties thereto, which was entered into in connection with the Sierra Acquisition.

PROSPECTUS

Sitio Royalties Corp.

1,144,718 Shares Class A Common Stock Issuable Upon Exercise of Private Placement Warrants

76,242,491 Shares Class A Common Stock Offered by Selling Securityholders

This prospectus relates to the issuance by Sitio Royalties Corp. of up to 1,144,718 shares of Class A common stock, par value $0.0001 per share, of Sitio Royalties Corp. (“Class A common stock”) upon the exercise of warrants (the “Private Placement Warrants”) initially purchased from our predecessor by Osprey Sponsor, LLC (the “Sponsor”) in a private placement that closed simultaneously with the closing of our predecessor’s initial public offering on July 26, 2017. Each four Private Placement Warrants entitles the holder to purchase upon exercise one share of Class A common stock at an exercise price of approximately $44.41 per share, subject to certain adjustments. We will receive the proceeds from the exercise of the Private Placement Warrants, but not from the sale of the underlying shares of Class A common stock.

This prospectus also relates to the resale by the selling stockholders named herein or their permitted transferees of up to 76,242,491 shares of our Class A common stock. Such shares are being registered for resale by the selling stockholders pursuant to (i) a Registration Rights Agreement, dated as of August 23, 2018 (the “2018 RRA”), by and among our predecessor and the other parties thereto, which was entered into in connection with our predecessor’s initial public offering, (ii) a Registration Rights Agreement, dated as of January 11, 2022 (the “January 2022 RRA”), by and among our predecessor and the other parties thereto, which was entered into in connection with the Falcon Merger (as defined below), (iii) a Registration Rights Agreement, dated as of December 29, 2022 (the “December 2022 RRA”), by and among us and the other parties thereto, which was entered into in connection with the Brigham Merger (as defined below) and (iv) a Registration Rights Agreement, dated as of June 14, 2023 (the “2023 RRA”), by and among us and the other parties thereto, which was entered into in connection with the acquisition of certain mineral and royalty interests (the “Sierra Acquisition”). We will not receive any proceeds from the sale of shares of our Class A common stock by the selling stockholders. This prospectus provides you with a general description of certain of our securities.

The shares of Class A common stock being registered hereby for resale by the selling stockholders are shares of our Class A common stock issuable upon the redemption of common units representing limited partnership interests (the “OpCo Units”) in Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (“OpCo”), together with the cancellation of an equal number of shares of our Class C common stock, par value $0.0001 per share (the “Class C common stock”). All of the shares of Class A common stock being registered hereby pursuant to the Private Placement Warrants are shares of our Class A common stock issuable upon the exercise of four of such Private Placement Warrants for one share of Class A common stock at an exercise price of approximately $44.41 per share, subject to certain adjustments.

Each time any of the shares of Class A common stock included in this prospectus are offered and sold by a selling stockholder, one or more prospectus supplements to this prospectus may be provided that contains specific information about the terms of the offering. Any prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us, including our financial statements.

The selling stockholders may offer and sell the shares of Class A common stock included in this prospectus from time to time, together or separately, to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. If any underwriters, dealers or agents are involved in the sale of any of the shares of Class A common stock included in this prospectus, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. The shares of Class A common stock included in this prospectus may not be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such Class A common stock.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “STR”. On August 10, 2023, the last reported sale price of our Class A common stock on the NYSE was $25.45 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” on page 8 of this prospectus and any similar section contained in any applicable prospectus supplement concerning factors you should consider before investing in our Class A common stock.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2023.

In making your investment decision, you should rely only on the information contained in this prospectus and any prospectus supplement or free writing prospectus prepared by us, the selling stockholders or on behalf of us or the selling stockholders or the information to which we have referred you or incorporated by reference into this prospectus. You should review carefully all of the detailed information appearing in this prospectus, any prospectus supplement, any free writing prospectus and the documents we have incorporated by reference before making any investment decision. Neither we nor the selling stockholders have authorized anyone to give you any information or to make any representations about us, the selling stockholders or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. Neither we nor the selling stockholders take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. The information in this prospectus is not complete. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the SEC, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. You should not assume that the information contained in the documents incorporated by reference into this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the

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summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, the shares of Class A common stock in this prospectus may be offered and sold from time to time in one or more offerings as described in this prospectus. This prospectus generally describes Sitio Royalties Corp. and its securities.

Each time that shares of our Class A common stock are offered and sold hereunder, one or more prospectus supplements to this prospectus may be provided that will contain specific information about the shares of Class A common stock being offered and sold and the specific terms of that offering. We and/or the applicable selling stockholder may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any shares of Class A common stock, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 to register the offer and sale of the shares of Class A common stock covered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the shares of Class A common stock covered in this prospectus, you should refer to the registration statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.” Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus constitutes a part, and the exhibits and schedules thereto can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.sitio.com. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and investors should not rely on such information in making a decision to purchase our securities.

We furnish or make available to our stockholders annual reports containing our audited financial statements prepared in accordance with GAAP. We also furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of this prospectus, and you should review that information in order to understand the nature of any investment by you in shares of our Class A common stock. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. We are incorporating by reference the documents listed below that have been filed by our predecessor or us, as applicable; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below. For SEC reporting purposes, our predecessor is STR Sub Inc. (formerly known as Sitio Royalties Corp. and formerly known as Falcon Minerals Corporation) for the period prior to December 29, 2022.

•	Annual Reports on Forms 10-K for the years ended December 31, 2022 and 2021, filed with the SEC on March 8, 2023 and March 11, 2022, respectively;

•	Quarterly Reports on Forms 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, filed with the SEC on May 9, 2023 and August 8, 2023, respectively;

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Current Reports on Forms 8-K, 8-K12B or 8-K/A, as applicable, filed on June  10, 2022, December  29, 2022, February  8, 2023, March  9, 2023, May  18, 2023, June  15, 2023 and August 8, 2023 (in each case, excluding any information furnished pursuant to Item 2.02 or Item 7.01 of such Current Report on Form 8-K);

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Those portions of our Definitive Proxy Statement on Schedule 14A that was filed with the SEC on March  31, 2023 and are incorporated by reference into Part III of our Form 10-K for the year ended December 31, 2022; and

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The description of our securities included in Exhibit 4.8 of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 8, 2023, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date on which the registration statement of which this prospectus forms a part was initially filed with the SEC until all offerings under the registration statement of which this prospectus forms a part are completed or terminated.

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

1401 Lawrence Street, Suite 1750

Denver, Colorado 80202

(720) 640-7620

Attention: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated herein by reference contain forward-looking statements for purposes of the federal securities laws. All statements, other than statements of present or historical fact, included in this prospectus concerning, among other things, strategy, future operations, financial condition, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Words such as “could,” “believe,” “should,” “will,” “may,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus include statements regarding our financial position, business strategy and other plans and objectives for future operations or transactions. These forward-looking statements are based on current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Such forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids (“NGLs”). Consequently, no forward-looking statements can be guaranteed.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, when considering these forward-looking statements, you should keep in mind the risk factors contained in the documents incorporated by reference herein and the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, the following risks and uncertainties:

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our ability to identify, complete and integrate operations or realize any anticipated benefits, synergies, savings or growth of acquisitions of properties, businesses or technologies, including the Falcon Merger and the Brigham Merger;

•	our ability to retain and hire key personnel;

•	our ability to finance our obligations;

•	our ability to execute our business strategy;

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changes in general economic, business or industry conditions, including the material and adverse negative consequences of the COVID-19 pandemic and its impact on the global and national economy, the continued impact of inflation, central bank policy, bank failures and associated liquidity risks and/or as a result of the armed conflict in Ukraine and associated economic sanctions on Russia;

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the actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other significant producers and governments, including as a result of production cuts by OPEC and the armed conflict in Ukraine and the potential destabilizing effect such conflict may pose for the global oil and natural gas markets, and the ability of such producers to agree to and maintain oil price and production controls;

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the effect of change in commodity prices, including the volatility of realized oil and natural gas prices, as a result of the Russian invasion of Ukraine that has led to significant armed hostilities and a number of severe economic sanctions on Russia or otherwise;

•	the level of production on our properties;

•	overall and regional supply and demand factors, delays, or interruptions of production;

•	our ability to replace our oil and natural gas reserves;

•	competition in the oil and natural gas industry;

•	conditions in the capital markets and our ability, and the ability of our operators, to obtain capital or financing on favorable terms or at all;

•	title defects in the properties in which we invest;

•	risks associated with the drilling and operation of crude oil and natural gas wells, including uncertainties with respect to identified drilling locations and estimates of reserves;

•	the availability or cost of rigs, equipment, raw materials, supplies, oilfield services or personnel;

•	restrictions on the use of water;

•	the availability of pipeline capacity and transportation facilities;

•	the ability of our operators to comply with applicable governmental laws and regulations and to obtain permits and governmental approvals;

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the impact of environmental, health and safety and other governmental regulations and of current or pending legislation, including federal and state legislative and regulatory initiatives relating to hydraulic fracturing and the impact of the Inflation Reduction Act of 2022 and any related legislation, regulations or changes in policy;

•	future operating results;

•	risk related to our hedging activities;

•	exploration and development drilling prospects, inventories, projects, and programs;

•	the impact of reduced drilling activity in our focus areas and uncertainty in whether development projects will be pursued;

•	operating hazards faced by our operators;

•	technological advancements;

•	weather conditions, natural disasters and other matters beyond our control; and

•	certain risk factors discussed elsewhere in this prospectus.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We caution that the foregoing list of factors is not exclusive. Before you invest, you should be aware that the occurrence of any of the events described in “Risk Factors” or “Item 1A. Risk Factors” in the most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q, any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed) and any risk factors included in any applicable prospectus supplement could substantially harm our business, results of operations and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time, and we may be subject to currently unforeseen risks that may have a materially adverse effect on us. All subsequent written and oral forward-looking statements concerning us, or any person acting on our behalf, are expressly qualified in their entirety by the cautionary statements above. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact our strategy. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that we expect our operators to ultimately recover.

All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to update publicly or revise any of these forward-looking statements.

ABOUT SITIO ROYALTIES CORP.

Overview

On June 7, 2022, Sitio Royalties Corp. consummated a merger transaction (the “Falcon Merger”) with Falcon Minerals Corporation pursuant to an Agreement and Plan of Merger, dated as of January 11, 2022 (the “Falcon Merger Agreement”). On December 29, 2022, Sitio Royalties Corp. consummated a merger transaction (the “Brigham Merger”) with Brigham Minerals, Inc. (“Brigham”) pursuant to an Agreement and Plan of Merger, dated September 6, 2022 (the “Brigham Merger Agreement”). For SEC reporting purposes, our predecessor is Sitio Royalties Corp. (formerly known as Falcon Minerals Corporation and now known as STR Sub Inc.) for the period prior to December 29, 2022.

Sitio Royalties Corp. (the “Company,” “Sitio,” “we,” “us” or “our”) is a shareholder returns-driven company focused on large-scale consolidation of high-quality oil & gas mineral and royalty interests across premium basins, with a diversified set of top-tier operators. With a clear objective of generating cash flow from operations that can be returned to shareholders and reinvested, Sitio has accumulated over 260,000 net royalty acres (when normalized to a 1/8th royalty equivalent) through the consummation of over 185 acquisitions to date.

We are a holding company with all of our assets and operations conducted through OpCo and its subsidiaries. Our sole material assets consist of OpCo Units. We are the sole managing member of OpCo and are responsible for all operational, management and administrative decisions relating to OpCo’s business and consolidate the financial results of OpCo and its subsidiaries. Owners of OpCo units other than us own a corresponding number of shares of our Class C common stock, which have voting (but no economic) rights with respect to our Company.

Our Corporate Information

Our principal executive offices are located 1401 Lawrence Street, Suite 1750, Denver, Colorado 80202, and our telephone number at that address is (720) 640-7620. Our website address is www.sitio.com. Information contained on our website does not constitute part of this prospectus.

Additional Information

For additional information about us, please refer to the documents set forth under “Where You Can Find More Information” in this prospectus.

RISK FACTORS

An investment in shares of our Class A common stock involves a significant degree of risk. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, as well as the other information contained, or incorporated by reference, in this prospectus or any applicable prospectus supplement, before deciding to invest in shares of our Class A common stock. Any of these risks could materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In addition, these risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or those that we currently view to be immaterial could also materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In any such case, the trading price of our Class A common stock could decline, and you may lose all or a part of your investment in our Class A common stock. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of Class A common stock to be offered by any of the selling stockholders under this prospectus. Any proceeds from the sale of such shares of Class A common stock under this prospectus will be received by the selling stockholders. We will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of shares of Class A common stock by the selling stockholders under this prospectus.

With respect to the issuance of shares of Class A common stock underlying the Private Placement Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of the Private Placement Warrants to the extent the Private Placement Warrants are exercised for cash. We will receive up to an aggregate of approximately $50.8 million from the exercise of Private Placement Warrants, assuming the exercise in full of all of the Private Placement Warrants for cash. Unless we inform you otherwise in a prospectus or free writing prospectus, we intend to use the net proceeds from any such exercise of the Private Placement Warrants for general corporate purposes, which includes, among other things, the repurchase of outstanding shares of Class A common stock.

REDEMPTION OF SITIO OPCO PARTNERSHIP UNITS AND CLASS C COMMON STOCK

Pursuant to the Second Amended and Restated Agreement of Limited Partnership of OpCo, as amended (the “Partnership Agreement”), each holder of OpCo Units, including the selling stockholders named in this prospectus, generally has the right to cause OpCo to redeem its OpCo Units for an equivalent number of shares of Class A common stock (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassification and similar transactions) or, if either we or OpCo so elect, cash. In connection with such redemption of OpCo Units, a corresponding number of shares of Class C common stock will be cancelled.

SELLING STOCKHOLDERS

The selling stockholders identified below, or any affiliate, permitted transferee, assignee or other successor-in-interest (collectively, the “selling stockholders”), may offer to sell from time to time in the future up to an aggregate of 76,242,491 shares of our Class A common stock pursuant to this prospectus.

The shares of Class A common stock being registered hereby for resale by the selling stockholders are issuable upon the redemption of OpCo Units, together with the cancellation of an equal number of shares of our Class C common stock (the “Redemption Right”). Such shares of Class C common stock and OpCo Units were acquired by the selling stockholders pursuant to: (i) the Sierra Acquisition; (ii) those certain merger transactions contemplated by the Brigham Merger Agreement; (iii) those certain merger transactions contemplated by the Falcon Merger Agreement; and (iv) the Contribution Agreement, dated as of June 3, 2018, by and among Falcon Minerals Corporation and the other parties thereto. Additionally, in connection with the Falcon Merger and pursuant to an Assignment and Allocation Agreement among certain of the selling stockholders, each of our executive officers and the other parties thereto, certain shares of Class C common stock and OpCo Units were issued to our executive officers (the “Restricted Securities”), which are subject to certain transfer restrictions and forfeiture by the holders thereof if certain conditions are not satisfied. Certain of the selling stockholders have the right to receive one share of Class C common stock and one OpCo Unit for each Restricted Security that is forfeited by the holders thereof (each such right, an “Allocation Right”).

Any issuance of the Class A common stock to the selling stockholders in connection with exercise of the Redemption Right will be, and the initial issuance of the Class C common stock (and related OpCo Units) to the selling stockholders was, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We are registering the offering by the selling stockholders of shares of our Class A common stock described below pursuant to the provisions of the 2018 RRA, the January 2022 RRA, the December 2022 RRA and the 2023 RRA.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

The following table sets forth information as of August 10, 2023 provided by each selling stockholder on or prior to such date regarding (i) the beneficial ownership of shares of our Class A common stock and our Class C common stock and (ii) the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus or any applicable prospectus supplement, assuming, as applicable, such selling stockholder has redeemed all OpCo Units, together with the cancellation of an equal number of shares of our Class C common stock, beneficially owned by it for an equivalent number of shares of our Class A common stock. The percentage of combined voting power prior to, and after, the offering is based on 81,664,650 shares of our Class A common stock and 75,513,142 shares of Class C common stock outstanding as of August 11, 2023. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholders.

We have not sought to verify the information provided by the selling stockholders. The selling stockholders may hold or acquire at any time our securities in addition to those offered by this prospectus and may have acquired additional securities since the date on which the information reflected herein was provided to us.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.

The selling stockholders are not obligated to sell any of the shares of our Class A common stock offered by this prospectus. Because the selling stockholders identified in the table may sell some or all of the shares of our Class A common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares of our Class A common stock, no estimate can be given as to the number of shares of our Class A common stock covered by this prospectus that will be held by the selling stockholders upon termination of this offering. In addition, subject to the 2018 RRA, the January 2022 RRA, the December 2022 RRA or the 2023 RRA, as applicable, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock that they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the selling stockholders will sell all of the shares of our Class A common stock beneficially owned by them that are covered by this prospectus, but will not sell any other securities that they may currently own.

	Securities Owned Before the Offering				Securities Owned After the Offering
Selling stockholders(1):	Class A Common Stock	Class C Common Stock	Combined Voting Power(2)	Shares of Class A Common Stock that may be sold hereby(3)	Class A Common Stock	Class C Common Stock	Combined Voting Power(2)
Blackstone(4)	—	20,095,233	12.8%	20,095,233	—	—	—
Source Energy Partners, LLC(5)	10,431	15,443,610	9.8%	15,443,610	10,431	—		*
Kimmeridge(6)	—	36,495,520	23.2%	36,495,520	—	—	—
Yorktown Partners(7)	501,696	638,931	*	638,931	501,696	—		*
Margaret Molleston	196,451	—	*	196,451	—	—	—
George Bishop	196,451	—	*	196,451	—	—	—
Anne and Bud Brigham(8)	593,136	814,633	*	1,234,295	173,474	—		*
David Geoff Boyd(9)	146,266	124,630	*	124,630	146,266	—		*
Brigham Family, LP(10)	100,000	135,395	*	235,395	—	—	—
David Travis Brigham(11)	3,934	—	*	3,934	—	—	—
Scott Bradley Burris(12)	186,256	66,763	*	66,763	186,256	—		*
Anita Csizmadia	—	14,096	*	14,096	—	—	—
Jim Elzner	—	40,122	*	40,122	—	—	—
Ivan Alexandrov Gaidarov(13)	135,560	24,816	*	24,816	135,560	—		*
E.L. & K.M. Hoover Living Trust(14)	113,300	122,072	*	122,072	113,300	—		*
Kevin James L’abbe(15)	104,516	73,003	*	73,003	104,516	—		*
Craig Charles Langslet	—	16,479	*	16,479	—	—	—
Andrew Dax McDavid(16)	173,726	102,006	*	102,006	173,726	—		*
RSR Resources & Minerals(17)	1,014,683	82,824	*	238,653	858,854	—		*
Silva and Terry LLC(18)	—	260,269	*	260,269	—	—	—
Treaccar Properties LLC(19)	161,254	161,256	*	322,510	—	—	—
Sequoia Legacy Investments, LP(20)	—	109,480	*	109,480	—	—	—
Blake Williams(21)	373,545	119,792	*	119,792	373,545	—		*
Servant Foundation(22)	67,980	—	*	67,980	—	—	—

*	Represents less than 1%.

(1)	The selling stockholders are members of OpCo and have received one share of Class C common stock for each OpCo Unit that they respectively holds.
(2)

Represents percentage of voting power of our Class A common stock and Class C common stock voting together as a single class. Each share of Class C common stock has no economic rights but entitles the holder thereof to one vote for each OpCo Unit by such holder. Accordingly, the holders of our Class C common stock collectively have a number of votes in Sitio equal to the number of OpCo Units that they hold.

(3)

Includes shares of our Class C common stock (including those underlying the Allocation Rights) owned by the selling stockholders that, subject to the terms of the Partnership Agreement, are, together with an equivalent number of OpCo Units, redeemable at any time and from time to time for shares of Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

(4)

The shares being registered hereby include (i) 8,637,727 shares of Class C common stock held by BX Royal Aggregator LP and (ii) 11,457,506 shares of Class C common stock (including those underlying the Allocation Rights) held by RRR Aggregator LLC (“RRR Aggregator”). The Class C common stock held by RRR Aggregator represents 11,400,218 OpCo Units and an equal number of shares of Class C common stock previously held directly by Rock Ridge Royalty Company LLC (“Rock Ridge”) that were distributed to RRR Aggregator in a distribution, which are convertible, as a unit, into an equal number of shares of Class A common stock. Includes 57,288 shares of Class C common stock underlying the Allocation Rights previously held directly by Rock Ridge that were in part assigned to RRR Aggregator. BCP VI/BEP Holdings Manager L.L.C. is the general partner of BX Royal Aggregator LP. Blackstone Energy Management Associates L.L.C. and Blackstone Management Associates VI L.L.C. are the managing members of BCP VI/BEP Holdings Manager L.L.C. Blackstone EMA L.L.C. is the sole member of Blackstone Energy Management Associates L.L.C. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. BX Primexx Topco LLC is the sole member of RRR Aggregator. BCP VII/BEP II Holdings Manager L.L.C. is the managing member of BX Primexx Topco LLC. Blackstone Energy Management Associates II L.L.C. and Blackstone Management Associates VII L.L.C. are the managing members of BCP VII/BEP II Holdings Manager L.L.C. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VI L.L.C., Blackstone EMA L.L.C., BMA VII L.L.C. and Blackstone EMA II L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone Inc. (“Blackstone”) is the sole member of Blackstone Holdings III GP Management L.L.C. Blackstone Securities Partners L.P., an affiliate of Blackstone, identifies as a registered broker-dealer and acts as broker-dealer with respect to securities offerings by various investment funds managed by Blackstone and its affiliates. Blackstone Securities Partners L.P. is not involved in this transaction. The sole holder of the Series II preferred stock of Blackstone is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Adam Jenkins and Mark Henle, each an employee of an affiliate of BX Royal Aggregator LP and RRR Aggregator, and Erik Belz, a former employee of an affiliate of BX Royal Aggregator LP and RRR Aggregator, previously served on the board of directors of Falcon Minerals Corporation, our predecessor. Additionally, Alan Hirshberg, a senior advisor of an affiliate of BX Royal Aggregator LP and RRR Aggregator, previously served on the board of directors of Falcon Minerals Corporation, our predecessor. The address of each of the persons identified in this note is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.

(5)

The shares being registered hereby include (i) 12,935,120 shares of Class C common stock (including those underlying the Allocation Rights) held by Source Energy Partners, LLC (“Source Energy”), (ii) 5,610 shares of Class C common stock held by Source Energy Permian II, LLC (“Source Permian”) and (iii) 2,502,880 shares of Class C common stock held by Sierra Energy Royalties, LLC (“Sierra”). Such shares also include 10,431 shares of Class A common stock held by OCM FIE, LLC (“FIE”). Sierra Energy Intermediate, LLC (“Sierra Intermediate”) is the sole member of Source Permian and the sole member of Sierra. Sierra Energy

Holdings, LLC (“Sierra Holdings”) is the sole member of Sierra Intermediate. Opps XI PVDC PT, L.P. (“Opps XI”) is the majority equity holder of Sierra Holdings. Oaktree Fund AIF Series (Cayman), L.P. (“Oaktree Fund AIF Series”) is the general partner of Opps XI. Oaktree AIF (Cayman) GP Ltd. (“Oaktree AIF GP”) is the general partner of Oaktree Fund AIF Series. Oaktree Capital Management L.P. (“OCMP LP”) is the director of Oaktree AIF GP and the managing member of FIE. Oaktree Capital Management GP, LLC (“Management GP”) is the general partner of OCMP LP. Atlas OCM Holdings, LLC (“Atlas OCM”) is the sole managing member of Management GP. OCM Source Holdings, L.P. (“OCM Source”) is the sole owner of Series A Units of Source Energy. Oaktree Fund GP, LLC (“Fund GP”) serves as, and performs the functions of, the general partner of OCM Source, in its capacity as such. Oaktree Fund GP I, L.P. (“GP I”) (i) serves as, and performs the functions of, the general partner of certain investment funds or serves as, and performs the functions of, the managing member of the general partner of certain investment funds and (ii) acts as the sole shareholder of certain controlling entities of certain investment funds, in its capacity as the managing member of Fund GP. Oaktree Capital I, L.P. (“Capital I”) serves as, and performs the functions of, the general partner of GP I, in its capacity as such. OCM Holdings I, LLC (“Holdings I”) serves as, and performs the functions of, the general partner of Capital I and holds limited partnership interests in Capital I, in its capacity as such. Oaktree Holdings, LLC (“Holdings”) serves as, and performs the functions of, the managing member of Holdings I, in its capacity as such. Oaktree Capital Group, LLC (“OCG”) acts as the holding company and controlling entity of each of the general partner and investment adviser of certain investment funds and separately managed accounts, in its capacity as the managing member of Holdings. Each of OCG and Atlas OCM is governed and controlled by an eleven-member board of directors. Each of the foregoing persons expressly disclaims beneficial ownership of the shares of Class C common stock and Class A common stock listed above except to the extent of their pecuniary interest therein (if any). FIE and certain of the other above listed persons are affiliates of OCM investments, LLC and Brookfield Oaktree Wealth Solutions LLC, each of which is a registered broker-dealer and acts as broker-dealer with respect to securities offerings by various investment funds managed by OCMP LP and its affiliates. Neither such broker-dealer is involved in this transaction. Allen Li, a Senior Vice President at OCMP LP, was a Director at Sitio (f/k/a Falcon Minerals Corporation) from June 2022 to December 29, 2022. Mr. Li was also a director at DPM Holdco LLC, which merged into Falcon Minerals Corporation, since August 2021. The address of each of the persons identified in this note is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.
(6)

The shares being registered hereby include (i) 32,390,232 shares of Class C common stock (including those underlying the Allocation Rights) held by KMF DPM HoldCo, LLC and (ii) 4,288,682 shares of Class C common stock (including those underlying the Allocation Rights) held by Chambers DPM HoldCo, LLC. Kimmeridge Energy Management Company, LLC, a Delaware limited liability company (“Kimmeridge”), is the investment adviser to the ultimate parent company of KMF DPM HoldCo, LLC and Chambers DPM HoldCo, LLC. Kimmeridge is party to certain agreements with the Company and its predecessor. These include the Brigham Merger Agreement, the Partnership Agreement, and the Director Designation Agreement, dated as of December 29, 2022, pursuant to which Kimmeridge holds certain director designation rights, each of which is incorporated by reference herein. Kimmeridge is managed by a board of managers, each of whom is a Managing Member, consisting of Benjamin Dell, Henry Makansi, Neil McMahon, Noam Lockshin, Alexander Inkster, Neda Jafar and Denis Laloy. Mr. Lockshin currently serves on our board of directors. The address of each of the persons identified in this note is 412 West 15th Street—11th Floor, New York, New York 10011.

(7)

The shares being registered hereby include (i) 27,036 shares of Class C common stock held by Yorktown Energy Partners IX, L.P. (“Yorktown IX”), (ii) 277,514 shares of Class C common stock held by Yorktown Energy Partners X, L.P. (“Yorktown X”), (iii) 111,654 shares of Class C common stock held by Yorktown Energy Partners XI, L.P. (“Yorktown XI”) and (iv) 222,727 shares of Class C common stock held by YT Brigham Co Investment Partners, LP (“YT Brigham” and, together with Yorktown IX, Yorktown X and Yorktown XI, each, a “Yorktown Fund”). Also includes (i) 21,230 shares of Class A common stock held by Yorktown IX, (ii) 217,907 shares of Class A common stock held by Yorktown X, (iii) 87,671 shares of Class A common stock held by Yorktown XI and (iv) 174,888 shares of Class A common stock held by YT Brigham. Yorktown IX Company LP is the sole general partner of Yorktown IX. Yorktown IX Associates

LLC is the sole general partner of Yorktown IX Company LP. W. Howard Keenan, Jr., Robert A. Signorino, Tomas R. LaCosta, Bryan H. Lawrence, Bryan R. Lawrence and Peter A. Leidel are managing members of Yorktown IX Associates LLC. Yorktown X Company LP is the sole general partner of Yorktown X. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. W. Howard Keenan, Jr., Robert A. Signorino, Tomas R. LaCosta, Bryan H. Lawrence, Bryan R. Lawrence and Peter A. Leidel are managing members of Yorktown X Associates LLC. Yorktown XI Company LP is the sole general partner of Yorktown XI. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. W. Howard Keenan, Jr., Robert A. Signorino, Tomas R. LaCosta, Bryan H. Lawrence, Bryan R. Lawrence and Peter A. Leidel are managing members of Yorktown XI Associates LLC. YT Brigham Company LP is the sole general partner of YT Brigham. YT Brigham Associates LLC is the sole general partner of YT Brigham Company LP. W. Howard Keenan, Jr., Robert A. Signorino, Tomas R. LaCosta, Bryan H. Lawrence, Bryan R. Lawrence and Peter A. Leidel are managing members of YT Brigham Associates LLC. Mr. Keenan was a member of the board of directors of Brigham until his resignation on January 20, 2022. The address of each of the entities identified in this note is 410 Park Avenue, 20th Floor, New York, New York 10022.
(8)

The shares being registered hereby include (i) 213,243 shares of Class C common stock held by Anne and Bud Oil and Gas Unvested, LLC, (ii) 473,508 shares of Class C common stock held by Anne and Bud Oil and Gas Vested, LLC and (iii) 127,882 shares of Class C common stock held by Brigham Children’s Family, LP. Also includes (i) 134,779 shares of Class A common stock held by Anne and Bud Oil and Gas Unvested, LLC, (ii) 47,208 shares of Class A common stock held by Anne and Bud Oil and Gas Vested, LLC and (iii) 167,219 shares of Class A common stock held by Brigham Children’s Family, LP. Ben M. “Bud” Brigham is the manager of Anne and Bud Oil and Gas Unvested, LLC and Anne and Bud Oil and Gas Vested, LLC, respectively, and Anne Brigham and Mr. Brigham serve as the managers of the general partner of Brigham Children’s Family, LP. Mr. Brigham was the Executive Chairman of Brigham Minerals, Inc. from 2012 to December 29, 2022. The address of each of the entities is 5914 W. Courtyard Drive, Suite 320, Austin, Texas 78730.

(9)	From 2012 to December 29, 2022, David Geoff Boyd served as the Vice President—Acquisitions of Brigham.
(10)

Vincent Brigham is the Manager of Bayleat-Brigham LLC, which is the general partner of Brigham Family, LP. The address of Brigham Family, LP is 2932 NW 122nd Street, Ste 6, Oklahoma City, Oklahoma 73120.

(11)	David Brigham is the brother of Bud Brigham, who served as a director and executive chairman for Brigham until December 29, 2022.
(12)	From September 2018 to December 29, 2022, S. Bradley Burris served as the Vice President of Land of Brigham.
(13)

From December 4, 2017 to December 31, 2021, Ivan Gaidarov served as the controller of Brigham. From January 1, 2022 to December 29, 2022, Mr. Gaidarov served as the vice president and chief accounting officer of Brigham.

(14)	Erik L. Hoover and Kristi M. Hoover are the co-trustees of the E.L. & K.M. Hoover Living Trust.
(15)	From 2012 to January 2022, Kevin L’abbe served as VP of Exploration for Brigham.
(16)

From March 2017 to December 29, 2022, Andrew Dax McDavid served as in various roles for Brigham, including Senior Vice President—Exploration. On December 29, 2022, Mr. McDavid joined Sitio as Executive Vice President—Corporate Development.

(17)

The shares being registered hereby include (i) 82,824 shares of Class C common stock held by RSR Resources & Minerals Unvested LLC (“RSR Unvested”) and (ii) 155,829 shares of Class A common stock held by RSR Resources & Minerals Vested LLC (“RSR Vested”). RSR Resources & Minerals LP (“RSR LP”) is the sole manager of each of RSR Vested and RSR Unvested. RSR Securities Holdings, LLC (“RSR Holdings”) is the general partner of RSR LP. Robert M. Roosa is the sole manager of RSR Holdings. Mr. Roosa previously served as the Chief Executive Officer of Brigham and on the board of directors of Brigham until he resigned from such positions in connection with the Brigham Merger. Mr. Roosa disclaims beneficial ownership of the Class A common stock held by RSR Vested and RSR Unvested. In addition to the shares registered hereby, RSR Resources & Minerals Vested LLC beneficially owns 12,588 shares of

Class A common stock and Mr. Roosa beneficially owns 846,266 shares of Class A common stock. The address of each of the entities and persons identified in this note is 708 Santaluz Path, Austin, Texas 78732.
(18)

The shares being registered hereby include (i) 139,600 of Class C common stock held by Silva and Terry Unvested Brigham Units, LLC and (ii) 120,669 of Class C common stock held by Silva and Terry Vested Brigham Units, LLC. Silva and Terry Resources and Minerals, LP, is the sole member of each of Silva and Terry Unvested Brigham Units, LLC, and Silva and Terry Vested Brigham Units, LLC. JKQ Investments, LLC is the general partner of Silva and Terry Resources and Minerals, LP. J. Silva is the sole manager of JKQ Investments, LLC. The address of each of the entities and persons identified in this note is 304 Bent Tree Ct, Austin, Texas 78746.

(19)

The shares being registered hereby consist of (i) 86,786 shares of Class A common stock and 87,787 shares of Class C common stock held by Treaccar Properties Vested LLC (“Treaccar Properties Vested”) and (ii) 74,468 shares of Class A common stock and 74,469 shares of Class C common stock held by Treaccar Properties Unvested LLC (“Treaccar Properties Unvested”). Treaccar Properties LP is the sole manager of each of Treaccar Properties Vested and Treaccar Properties Unvested. Treaccar Properties GP, LLC (“Treaccar Properties GP”) is the general partner of Treaccar Properties LP. Kenneth C. Treaccar is the sole manager of Treaccar Properties GP. The address of each of the entities and persons identified in this note is 618 Casasanta Trail, Lakeway, Texas 78738.

(20)

Sequoia Legacy Investments GP, LLC is the general partner of Sequoia Legacy Investments, LP. Matthew J. Weber is the manager of Sequoia Legacy Investments GP, LLC. The address of each of the entities and persons identified in this note is 10690 Grand Summit Blvd, Dripping Spring, Texas 78620.

(21)	Blake C. Williams previously served as Brigham’s Chief Financial Officer, from June 2017 until he resigned from the position in connection with the Brigham Merger.
(22)

Servant Foundation is a Missouri non-profit corporation and 501(c)(3) public charity with no beneficial owners. The address of the entity identified in this note is 2900 NE Brooktree Ln, Suite 100, Gladstone, Missouri 64119.

DESCRIPTION OF CAPITAL STOCK

The following description of our Class A common stock, Class C common stock, Public Warrants (as defined below) and Private Placement Warrants is based upon our amended and restated certificate of incorporation (the “A&R Charter”) and our amended and restated bylaws (the “A&R Bylaws”). We have summarized certain portions of our A&R Charter and A&R Bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our A&R Charter and A&R Bylaws.

Our authorized capital stock consists of 240,000,000 shares of Class A common stock, 120,000,000 shares of Class C common stock and 1,000,000 shares of preferred stock. As of August 11, 2023, there were 81,664,650 shares of Class A common stock outstanding, 75,513,142 shares of Class C common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

Class A common stock

Holders of the Class A common stock are entitled to one vote for each share held on all matters to be voted on by our stockholders. Holders of the Class A common stock and holders of the Class C common stock vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or the A&R Charter. Notwithstanding the foregoing, except as otherwise required by law or the A&R Charter (including any preferred stock designation), holders of shares of Class A common stock shall not be entitled to vote on any amendment to the A&R Charter (including any amendment to any preferred stock designation) that relates solely to the terms of one or more outstanding series of preferred stock or other series of common stock if the holders of such affected series of preferred stock or common stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the A&R Charter (including any preferred stock designation) or as required by applicable provisions of the Delaware General Corporation Law (the “DGCL”), or applicable stock exchange rules. In addition, holders of Class A common stock, voting as a separate class, are entitled to approve any amendment, alteration or repeal of any provision of the A&R Charter (whether by merger, consolidation or otherwise), if such amendment, alteration or repeal would alter or change, in a manner adverse to the holders of the Class A common stock, the powers, preferences or rights of the Class A common stock, relative to the powers, preferences or rights of any other class of common stock, as such relative powers, preferences or rights exist as of the date of the A&R Charter.

Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

In the event of a liquidation, dissolution or winding up of the Company, holders of the Class A common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A common stock.

The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock are fully paid and non-assessable.

Class C common stock

Holders of the Class C common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A common stock and holders of the Class C common stock vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or the A&R Charter. Notwithstanding the foregoing, except as otherwise required by law or the A&R Charter (including any preferred stock designation), holders of shares of Class C common stock shall not be entitled to vote on any amendment to the A&R Charter (including any amendment to any preferred stock designation) that relates solely to the terms of one or more outstanding series of preferred stock or other series of common stock if the holders of such affected series of preferred stock or common stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the A&R Charter (including any preferred stock designation) or as required by applicable provisions of the DGCL or applicable stock exchange rules. In addition, holders of Class C common stock, voting as a separate class, are entitled to approve any amendment, alteration or repeal of any provision of the A&R Charter (whether by merger, consolidation or otherwise), if such amendment, alteration or repeal would alter or change, in a manner adverse to the holders of the Class C common stock, the powers, preferences or rights of the Class C common stock, relative to the powers, preferences or rights of any other class of common stock, as such relative powers, preferences or rights exist as of the date of the A&R Charter.

Under the A&R Charter, no dividends may be declared or paid on shares of Class C common stock and holders of Class C common stock do not receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. In addition, the Company may not enter into any agreement providing for (i) a merger, consolidation or other business combination requiring the approval of the Company’s stockholders, (ii) any acquisition of all or substantially all of the Company’s assets or (iii) any tender or exchange offer by the Company or any third party to acquire stock of the Company (collectively, a “sale transaction”) in which it is proposed that (1) the shares of Class C common stock are converted into the right to receive, directly or indirectly, in connection with such sale transaction, any consideration or (2) each share of Class C common stock, together with each OpCo Unit, are converted into the right to receive, in connection with a sale transaction, a different amount of consideration on a per share basis as that received by each share of Class A common stock.

The shares of Class C common stock have no preemptive rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class C common stock. All outstanding shares of our Class C common stock are fully paid and non-assessable.

Warrants

As of August 10, 2023, the outstanding warrants include 4,578,873 Private Placement Warrants in connection with our predecessor’s initial public offering and 13,749,998 warrants sold to the public (each, a “Public Warrant” and, together with the Private Placement Warrants, the “Existing Warrants”) as part of the units in our predecessor’s initial public offering.

Public Warrants

Each four Public Warrants entitles the registered holder to purchase one share of Class A common stock at a price of $44.41 per share, subject to certain adjustments, at any time. Public Warrants must be exercised for a whole share. The Public Warrants will expire on August 23, 2023, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and have no obligation to settle such warrant exercise unless a registration statement with respect to the shares of Class A common stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the satisfaction of our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and we are not obligated to issue any shares to holders seeking to exercise their Public Warrants unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless.

We agreed to use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. We will use our best efforts to maintain the effectiveness of that registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement, dated July 20, 2017 between the Company and Continental Stock Transfer & Trust Company, as amended by the assignment, assumption and amendment agreement, dated December 29, 2022 by and among the Company and other parties thereto (as amended, the “Warrant Agreement”). Notwithstanding the above, if our Class A common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event that we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register or qualify the shares under applicable Blue Sky laws to the extent an exemption is not available.

Subject to the restrictions described below, once the Public Warrants become exercisable, we may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $72.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As described further below under “—Private Placement Warrants,” the Private Placement Warrants will not be redeemable by the Company so long as they are held by Sponsor or its permitted transferees.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $72.00 redemption trigger price as well as the $44.41 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of its Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a redemption. If we call the Public Warrants for redemption and our management does not take advantage of this option, Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of the Company’s capital stock into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrants properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The Public Warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their Public Warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be redeemable by the Company so long as they are held by Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the units in our predecessor’s initial public offering. If the Private Placement Warrants are held by holders other than Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants included in the units sold in our predecessor’s initial public offering.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Private Placement Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Private Placement Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Private Placement Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

The Private Placement Warrants have the terms set forth in the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

Certain Anti-Takeover Provisions of Delaware Law

Delaware Law

Section 203 of the DGCL (“Section 203”), subject to certain exceptions set forth therein, prohibits a Delaware corporation from engaging in any business combination (as defined in Section 203) with any interested stockholder (as defined in Section 203) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•

the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two thirds of the outstanding voting stock that is not owned by the interested stockholder.

A corporation may elect not to be subject to Section 203. We have elected to not be subject to the provisions of Section 203.

A&R Charter and A&R Bylaws

Provisions of our A&R Charter and A&R Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

Among other things, our A&R Charter and A&R Bylaws:

•

provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our A&R Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders;

•

authorize our board of directors to issue undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of the total number of remaining authorized directors;

•

provide that special meetings of our stockholders may be called only by our board pursuant to a majority vote of our board and the ability of our stockholders to call a special meeting is specifically denied; and

•	provide that our A&R Bylaws may be amended by unilateral action of a majority of the board of directors.

Corporate Opportunity

The A&R Charter provides that, to the fullest extent permitted by law, (i) the Company renounces all interest and expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities presented to any of its directors, stockholders or certain other exempted persons, including KMF DPM HoldCo, LLC and Chambers DPM HoldCo, LLC, each an affiliate of Kimmeridge, Rock Ridge Royalty Company, LLC and Royal Resources, L.P., each an affiliate of Blackstone Inc., and Source Energy Leasehold, LP and Permian Mineral Acquisitions, LP. (collectively, the “Exempted Persons”), or affiliates of such persons, (ii) none of the Company’s directors or stockholders or the Exempted Persons that is not an employee of the Company or its subsidiaries has a duty to refrain from engaging in the same or similar business activities or lines of business as the Company or its subsidiaries, and (iii) none of the Company’s directors or stockholders or the Exempted Persons that is not an employee of the Company or its subsidiaries has a duty to communicate or offer such business opportunities to the Company, unless such potential transaction or business opportunity is expressly offered to a director solely in his or her capacity as a director of the Company or its subsidiaries.

Limitation of Liability

The A&R Charter provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless such director violated his or her duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director.

Indemnification

The A&R Charter and A&R Bylaws provide that, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Company will indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such person in connection with such proceeding.

Exclusive Forum

The A&R Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or, if such court does not have jurisdiction, another state or federal court siting in the State of Delaware with subject matter jurisdiction, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL or the A&R Charter or the A&R Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the A&R Charter or the A&R Bylaws, or (v) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine.

This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act, the Securities Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Registration Rights

Pursuant to that certain Registration Rights Agreement, dated as of August 23, 2018, by and among our predecessor and the other parties thereto, our predecessor agreed to register for resale under the Securities Act, all or any portion of the shares of Class A common stock that such parties held on the date thereof and that they may acquire thereafter, including upon the exchange or redemption of any other security therefor. Such holders are entitled to an unlimited number of underwritten offerings, provided that the gross proceeds of each underwritten offering is more than $30 million. Such holders also have certain “piggy-back” registration rights with respect to registration statements and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements. The foregoing description of such Registration Rights Agreement is a summary only and is qualified in its entirety by reference to such Registration Rights Agreement, a copy of which was filed with the SEC on August 29, 2018 as Exhibit 4.2 to Falcon Mineral Corporation’s Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to that certain Registration Rights Agreement, dated as of January 11, 2022, by and among our predecessor and the other parties thereto, our predecessor agreed to register for resale, pursuant to Rule 415 of the Securities Act, certain shares of our Class A common stock held by certain selling stockholders, including any shares of Class A common stock issued or issuable upon the redemption of certain shares of Class C common stock and OpCo Units held by such selling stockholders. Additionally, such selling stockholders received certain piggyback rights to participate in underwritten offerings of the Company, subject to customary exceptions, and to demand certain underwritten offerings. The foregoing description of such Registration Rights Agreement is a summary only and is qualified in its entirety by reference to such Registration Rights Agreement, a copy of which was filed with the SEC on January 12, 2022 as Exhibit 10.2 to Falcon Mineral Corporation’s Current Report on Form 8-K and is incorporated herein by reference.

In connection with the completion of the Brigham Merger, we entered into that certain Registration Rights Agreement, dated as of December 29, 2022, by and among us and the other parties thereto. Such Registration Rights Agreement provides that, subject to the terms and conditions thereof, we will register for resale, pursuant to a registration statement filed pursuant to Rule 415 of the Securities Act, shares of our Class A common stock held by certain selling stockholders from time to time, including any shares of Class A common stock issued or issuable upon the redemption of OpCo Units, and a corresponding number of Class C common stock, held by such selling stockholders. Additionally, such selling stockholders received certain rights to demand certain underwritten offerings. The foregoing description of such Registration Rights Agreement is a summary only and is qualified in its entirety by reference to such Registration Rights Agreement, a copy of which was filed with the SEC on December 29, 2022 as Exhibit 10.1 to our Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to that certain Registration Rights Agreement, dated as of June 14, 2023, by and among us and the other parties thereto, we agreed to register for resale, pursuant to Rule 415 of the Securities Act, certain shares of our Class A common stock held by certain selling stockholders, including any shares of Class A common stock issued or issuable upon the redemption of certain shares of Class C common stock and OpCo Units held by such selling stockholders. Additionally, such selling stockholders received certain rights to demand certain underwritten offerings. The foregoing description of such Registration Rights Agreement is a summary only and is qualified in its entirety by reference to such Registration Rights Agreement, a copy of which was filed with the SEC on June 15, 2023 as Exhibit 4.1 to our Current Report on Form 8-K and is incorporated herein by reference.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.

Listing

Our Class A common stock is listed on the NYSE under the symbol “STR.” Our warrants are listed on the OTC under the symbol “STRXW.”

PLAN OF DISTRIBUTION

The Class A common stock are being registered to permit us and the selling stockholders to offer and sell the Class A common stock from time to time after the date of this prospectus. The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. The selling stockholders and certain of their successors, including certain transferees and assignees, may make sales of the shares of Class A common stock included in this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers or through agents, on any stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law. We and the selling stockholders may use one or more of the following methods when selling shares of our Class A common stock under this prospectus:

•	underwritten transactions (whether on a firm commitment or best efforts basis, including through bought deals);

•	sales through agents or to or through underwriters, brokers or dealers;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales directly to one or more purchasers;

•	sales on the NYSE or on any national securities exchange or quotation service on which shares of our Class A common stock may be listed or quoted at the time of the sale;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with us or the selling stockholders, as applicable, to sell a specified number of such shares of our Class A common stock at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares of our Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	through the distribution of shares of our Class A common stock by a selling stockholder to its partners, members or stockholders;

•	short sales and delivery of shares of our Class A common stock to close out short positions entered into after the effective date of this registration statement;

•	sales by broker-dealers of shares of our Class A common stock that are loaned or pledged to such broker-dealers;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A selling stockholder may also sell shares of our Class A common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus.

Additionally, the selling stockholders may elect to make an in-kind distribution of shares of our Class A common stock to their respective members, partners or stockholders pursuant to the registration statement of which this prospectus is a part. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our Class A common stock pursuant to the distribution through this registration statement. The selling stockholders also may transfer shares of our Class A common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Prospectus supplements may be prepared that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the shares of our Class A common stock offered thereby, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

We and the selling stockholders may fix a price or prices of shares of our Class A common stock at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We and the selling stockholders may change the price of shares of our Class A common stock offered from time to time.

If we or a selling stockholder uses underwriters in an offering, we or it, as applicable, will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we or a selling stockholder uses an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we or a selling stockholder uses underwriters for a sale of shares of our Class A common stock, the underwriters will acquire such shares for their own accounts. The underwriters may resell such shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered shares will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered shares if any are purchased.

If dealers are used in an offering, we or a selling stockholder may sell shares of our Class A common stock to the dealers as principals. The dealers then may resell the shares to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us or a selling stockholder, as applicable, and any profit on their resale of shares of our Class A common stock may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified in the applicable prospectus supplement and their compensation will be described. We and the selling stockholders may enter into agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares of our Class A common stock.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us or the selling stockholders in the ordinary course of business.

If so indicated in a prospectus supplement, we or a selling stockholder will authorize underwriters or other persons acting as our or such selling stockholder’s agents to solicit offers by institutional investors to purchase shares of our Class A common stock pursuant to contracts providing for payment and delivery on a future date. We or a selling stockholder may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered shares will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

The selling stockholders or their respective underwriters, broker-dealers, or agents may make sales of the shares of Class A common stock that are deemed to be an “at-the-market offering” as defined in Rule 415 of the Securities Act, which includes sales of such shares made directly on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

In addition, a selling stockholder may enter into derivative transactions with third parties, or sell shares of our Class A common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell shares of our Class A common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of our Class A common stock pledged by such selling stockholder or borrowed from such selling stockholder or others to settle those sales or to close out any related open borrowings of securities, and may use shares of our Class A common stock received from such selling stockholder in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, a selling stockholder may otherwise loan or pledge shares of our Class A common stock to a financial institution or other third party that in turn may sell the shares short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in such shares or in connection with a concurrent offering of other securities.

From time to time, a selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares of our Class A common stock owned by them. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling stockholders under this prospectus. The number of shares of our Class A common stock offered under this prospectus by a given selling stockholder will decrease as and when such events occur.

We and the selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of our Class A common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares of our Class A common stock in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum compensation or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of securities offered pursuant to this prospectus.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Issuance of Class A Common Stock Underlying the Existing Warrants

Each four Existing Warrants entitles its holder to purchase one share of our Class A common stock at an exercise price of $44.41 per share, subject to certain adjustments. We are registering the issuance of shares of Class A common stock underlying the Private Placement Warrants. The prices at which the shares of Class A common stock underlying the Private Placement Warrants covered by this prospectus may actually be disposed of may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. We will receive the proceeds from the exercise of the Private Placement Warrants, but not from the sale of the underlying Class A common stock.

Pursuant to the terms of the Existing Warrants, the shares of Class A common stock will be distributed to those holders of Existing Warrants who surrender the Existing Warrants and provide payment of the exercise price to our warrant agent, Continental Stock Transfer & Trust Company.

For additional information with respect to the Private Placement Warrants, please read “Description of Capital Stock—Warrants.”

LEGAL MATTERS

The validity of the shares of our Class A common stock offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Additional legal matters may be passed upon for the selling stockholders or any underwriters, dealers or agents by counsel that may be named in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sitio Royalties Corp. as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Falcon Minerals Corporation as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Brigham Minerals, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference herein regarding estimated quantities of proved reserves of Sitio Royalties Corp. and related future net cash flows related to those reserves as of December 31, 2022 incorporated by reference herein were based upon a reserve report audited by independent petroleum engineers, Cawley, Gillespie & Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such firm as an expert in such matters.

Sitio Royalties Corp.

PROSPECTUS

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the Class A common stock offered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee		$52,643.22	**
Accounting fees and expenses			*
Legal fees and expenses			*
Printing and engraving expenses			*
Transfer agent and registrar fees			*
Miscellaneous			*

Total	$		*

*	These fees are calculated based on the number of issuances and, accordingly, cannot be estimated at this time.
**	Includes fees previously paid and excludes registration fee offset pursuant to Rule 457(p).

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Our A&R Charter and A&R Bylaws contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by applicable law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under applicable law, as the same exists or may hereafter be amended, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors:

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If changes in law occur to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by applicable law. Additionally, in connection with the Brigham Merger, for six years following the completion of the Brigham Merger, we will not amend, repeal or otherwise modify any provision in the our organizational documents in any manner that would affect adversely the rights thereunder of any indemnified person to indemnification, exculpation and advancement except to the extent required by applicable law.

In addition, we have entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in applicable law. The indemnification agreements require us, among other things, to indemnify our directors and officers, respectively, against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

The Brigham Merger Agreement provides that, for a period of six years following the completion of the Brigham Merger, we will indemnify, defend and hold harmless any person who is, has been, or becomes prior to the completion of the Brigham Merger, a director, officer or employee of Brigham or any of its subsidiaries or who acts as a fiduciary under any employee benefit plan or any of its subsidiaries (referred to as an indemnified person), against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement, of or incurred in connection with any threatened or actual claim, action, audit, demand, suit, proceeding, investigation or other proceeding to which such indemnified person is a party or is otherwise involved based on or arising out of the fact that such person is or was a director, officer or employee of Brigham or any of its subsidiaries, a fiduciary under any employee benefit plan or any of its subsidiaries or is or was serving at the request of Brigham or any of its subsidiaries in a similar capacity of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether pertaining to any act or omission occurring or existing prior to, at or after the completion of the Brigham Merger and whether asserted or claimed prior to, at or after the completion of the Brigham Merger.

We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities under arising under the Securities Act and the Exchange Act, that may be incurred by them in their capacity as such. Additionally, in connection with the Brigham Merger, we have put in place and fully prepaid “tail” insurance policies with a claims reporting or discovery period of at least six years from the closing of the Brigham Merger (the “tail period”) from an insurance carrier with the same or better credit rating as Brigham’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as Brigham’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to the closing of the Brigham Merger, subject to a cap on the aggregate cost of such policies during the tail period equal to 300% of the current aggregate annual premium paid by Brigham for such purpose.

The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of us and our directors and officers, and by us and the selling stockholders of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with an offering by a selling stockholder.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules

(a)    Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1	Contribution Agreement, dated June 3, 2018, by and among Royal Resources L.P., Royal Resources GP L.L.C., Nobel Royalties Acquisition Co. LP, Hooks Ranch Holdings LP, DGK ORRI Holdings, LP, DGK ORRI GP LLC, Hooks Holding Company GP, LLC and Osprey Energy Acquisition Corp. (incorporated by reference to Exhibit 2.1 to our predecessor’s Current Report on Form 8-K (File No. 001-38158) filed with the SEC on June 4, 2018).

2.2	Agreement and Plan of Merger, dated as of January 11, 2022, by and among Falcon Minerals Corporation, Falcon Minerals Operating Partnership, LP, Ferrari Merger Sub A LLC, and DPM HoldCo, LLC (incorporated by reference to Exhibit 2.1 to our predecessor’s Current Report on Form 8-K filed on January 12, 2022).

2.3	Agreement and Plan of Merger, dated as of September 6, 2022, by and among Sitio Royalties Corp., Sitio Royalties Operating Partnership, LP, Snapper Merger Sub I, Inc., Snapper Merger Sub II, Inc., Brigham Minerals, Inc. and Brigham Minerals Holdings, LLC (incorporated by reference to Exhibit 2.1 to our predecessor’s Current Report on Form 8-K filed on September 12, 2022).

3.1	Restated Certificate of Incorporation of Sitio Royalties Corp., dated December 28, 2022, effective as of December 29, 2022 (incorporated by reference to Exhibit 3.1 to Sitio’s Current Report on Form 8-K filed on December 29, 2022).

3.2	Amended and Restated Bylaws of Sitio Royalties Corp. (incorporated by reference to Exhibit 3.2 to Sitio’s Current Report on Form 8-K filed on December 29, 2022).

4.1	Registration Rights Agreement, dated as of January 11, 2022, by and among Falcon Minerals Corporation, Chambers DPM HoldCo, LLC, KMF DPM HoldCo, LLC, Source Energy Leasehold, LP, Permian Mineral Acquisitions, LP, Rock Ridge Royalty Company, LLC and Royal Resources L.P. (incorporated by reference to Exhibit 10.2 to our predecessor’s Current Report on Form 8-K filed on January 12, 2022).

4.2	Director Designation Agreement, dated as of January 11, 2022, by and among Falcon Minerals Corporation, the DPM Members and Royal Resources L.P. (incorporated by reference to Exhibit 10.3 to our predecessor’s Current Report on Form 8-K filed on January 12, 2022).

4.3	Director Designation Agreement Assignment, Assumption and Amendment Agreement, by and among Sitio Royalties Corp., STR Sub Inc. and certain principal stockholders, dated December 29, 2022 (incorporated by reference to Exhibit 10.3 to Sitio’s Current Report on Form 8-K filed on December 29, 2022).

4.4	Second Amended and Restated Agreement of Limited Partnership of Sitio Royalties Operating Partnership, L.P., dated as of June 7, 2022 (incorporated by reference to Exhibit 10.3 to our predecessor’s Current Report on Form 8-K filed on June 10, 2022).

4.5	Amendment to Second Amended and Restated Agreement of Limited Partnership of Sitio Royalties Operating Partnership, L.P., dated as of December 28, 2022 (incorporated by reference to Exhibit 10.4 to Sitio’s Current Report on Form 8-K filed on December 29, 2022).

4.6	Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Sitio Royalties Operating Partnership, LP, dated as of June 14, 2023 (incorporated by reference to Exhibit 10.3 to Sitio’s Current Report on Form 8-K filed on June 15, 2023).

Exhibit Number	Description

4.7	Registration Rights Agreement dated as of August 23, 2018 by and among Falcon Minerals Corporation, Royal Resources L.P., Noble Royalties Acquisition Co., L.P., Hooks Ranch Holdings LP, DGK ORRI Holdings, LP, DGK ORRI GP LLC and Hooks Holdings Company GP, LLC (incorporated by reference to Exhibit 4.2 to our predecessor’s Current Report on Form 8-K filed on August 29, 2018).

4.8	Voting and Support Agreement, dated as of September 6, 2022, by and among Sitio Royalties Corp., KMF DPM HoldCo, LLC, Chambers DPM HoldCo, LLC and Brigham Minerals, Inc. (incorporated by reference to Exhibit 10.2 to our predecessor’s Current Report on Form 8-K filed on September 12, 2022).

4.9	Form of Registration Rights Agreement, dated as of December 29, 2022, by and among Sitio Royalties Corp. STR Sub Inc. and each of the other parties listed on the signature pages thereto (incorporated by reference to Exhibit 10.1 to Sitio’s Current Report on Form 8-K filed on December 29, 2022).

4.10	Warrant Agreement, dated July 20, 2017, between Falcon Minerals Corporation and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to our predecessor’s Current Report on Form 8-K (File No. 001-38158) filed on July 26, 2017).

4.11	Warrant Agreement Assignment, Assumption and Amendment Agreement, dated as of December 29, 2022, among Sitio Royalties Corp., STR Sub Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Sitio’s Current Report on Form 8-K filed on December 29, 2022).

4.12	Registration Rights Agreement, dated as of June 14, 2023, by and among Sitio Royalties Corp., Sierra Energy Royalties, LLC and Source Energy Permian II, LLC (incorporated by reference to Exhibit 4.1 to Sitio’s Current Report on Form 8-K filed on June 15, 2023).

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of KPMG LLP (Sitio Royalties Corp.).

23.2**	Consent of KPMG LLP (Brigham).

23.3**	Consent of Cawley, Gillespie & Associates, Inc.

23.4**	Consent of Deloitte & Touche LLP (Falcon Minerals Corporation).

23.5**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the initial filing of the Registration Statement).
107**	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document that is incorporated by reference herein.
**	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on August 11, 2023.

SITIO ROYALTIES CORP.

By:	/s/ Christopher L. Conoscenti
Name: Christopher L. Conoscenti
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated below on August 11, 2023.

Name	Title

/s/ Christopher L. Conoscenti Christopher L. Conoscenti	Chief Executive Officer and Director (Principal Executive Officer)

* Carrie L. Osicka	Chief Financial Officer (Principal Financial Officer)

* Jim Norris	Vice President – Chief Accounting Officer (Principal Accounting Officer)

* Noam Lockshin	Chairman of the Board

* Morris R. Clark	Director

* Alice E. Gould	Director

* Claire R. Harvey	Director

* Gayle L. Burleson	Director

* Jon-Al Duplantier	Director

* Richard K. Stoneburner	Director

* John R. Sult	Director

*By:	/s/ Christopher L. Conoscenti
Christopher L. Conoscenti
Attorney-in-fact